                                                                    EXHIBIT 16.1

Securities and Exchange Commission
Washington, D.C. 20549

   We were previously the independent accountants for Pemstar Inc., and on May 10, 1999, we reported on the consolidated financial statements of Pemstar Inc. and subsidiaries as of and for the two years ended March 31, 1999. We were subsequently dismissed as independent accountants of Pemstar Inc. We have read Pemstar Inc.'s statements included under the caption "Experts" of its Amendment No. 4 to Form S-1 (No. 333-37162) and we agree with such statements.

                                          /s/ McGLADREY & PULLEN, LLP

Rochester, Minnesota

August 7, 2000